Exhibit 10.25.4

AMENDMENT NO. 2

TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 2”), dated as of December 1, 2004, by and among Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) and Trailer Bridge, Inc. (“Borrower”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders and Borrower have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 23, 2004, by and among Agent, Borrower and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of September 10, 2004 (as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Amendment No. 2 (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrower has requested that Agent and Lenders agree to amend the Loan Agreement to, among other things, reduce the Maximum Credit to $10,000,000 and permit Borrower to incur up to $85,000,000 of indebtedness secured by certain assets of Borrower, and Agent and Lenders are agreeable to such request, but only on the terms and subject to the conditions contained herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, and Borrower wish and intend to evidence such amendments.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(a) “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement by and among Borrower, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) “Estate” shall mean the Estate of Malcom P. McLean;

(c) “Estate Promissory Note” shall mean the Amended and Restated Promissory Note dated on or about December 1, 2004, by Borrower in favor of the Estate, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d) “Fixed Charge Coverage Ratio” shall mean, as to any Person, with respect to any period, the ratio of (a) the amount equal to the EBITDA of such Person for such period to (b) the Fixed Charges of such Person for such period.

(e) “Fixed Charges” shall mean, as to any Person, with respect to any period, the sum of, without duplication, (a) all Interest Expense during such period, plus (b) all Capital Expenditures during such period, plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments in respect of Indebtedness for borrowed money (excluding payments in respect of Revolving Loans which do not result in a reduction of the Commitments) and Indebtedness with respect to Capital Leases (and without duplicating items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) during such period, plus (d) taxes paid during such period in cash, plus (e) dividends paid during such period in cash.

(f) “Related Intangibles” shall mean (a) all contracts, contract rights, licenses and general intangibles, in each case relating to Receivables, including, without limitation, contract rights which evidence or support Receivables, choses in action or causes of actions or claims arising out of Receivables; (b) all deposit accounts (other than the Senior Secured Note Collateral Proceeds Account and the Specified Excluded Account) and all deposits therein, all interest and earnings thereon and investments thereof, and all property of every type and description in which any proceeds of Collateral are invested; (c) all letters of credit, banker’s acceptances and similar instruments, and all letter-of-credit rights, in each case with respect to Receivables and other Collateral; (d) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to Collateral, (ii) goods or services described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, and (iii) deposits by and property of account debtors or other persons securing the obligations of account debtors; (e) monies, credit balances, deposits and other property relating to the Collateral now or hereafter held or received by or in transit to Agent, any Lender or their respective affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and (f) the proceeds of all of the foregoing.

(g) “Senior Secured Indenture” shall mean the Indenture, dated on or about December 1, 2004, between Borrower and Senior Secured Note Trustee with respect to the

Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, reviewed, restated or replaced.

(h) “Senior Secured Indenture Limit” shall mean, at any time, eighty percent (80%) of the Accounts of Borrower and its Restricted Subsidiaries (as defined in the Senior Secured Indenture) (net of allowances for doubtful accounts and excluding receivables due from Affiliates (as defined in the Senior Secured Indenture)) determined in accordance with GAAP (as defined in the Senior Secured Indenture) at such time; provided, that, in no event shall the Senior Secured Indenture Limit at any time exceed the maximum amount of Indebtedness which the Senior Secured Indenture permits to be incurred under the Loan Agreement at such time.

(i) “Senior Secured Note Collateral” shall mean the assets and properties of Borrower listed on Schedule 9.8(o) of the Loan Agreement.

(j) “Senior Secured Note Collateral Proceeds Account” shall mean the collective reference to one or more deposit accounts now or hereafter established in accordance with the provisions of the Senior Secured Indenture and/or the Security Documents (as defined in the Senior Secured Indenture) as in effect on December 1, 2004 for the purpose of solely holding the proceeds received upon the sale, lease, transfer, exchange or other disposition of Senior Secured Note Collateral; provided, that, (i) no Senior Secured Note Collateral Proceeds Account shall at any time contain Collateral or any proceeds thereof and (ii) no Senior Secured Note Collateral Proceeds Account shall include any account with Wachovia Bank, National Association bearing account number 2090000165571, 20900002052093 or 9981227026.

(k) “Senior Secured Notes” shall mean the 9.25% Senior Secured Notes due 2011 issued by Borrower pursuant to the Senior Secured Indenture, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(l) “Senior Secured Note Trustee” shall mean Wells Fargo Bank, National Association, as trustee for the holders of the Senior Secured Notes, and its successors and assigns.

(m) “Specified Excluded Account” shall mean the bank account of Borrower maintained with Wachovia Bank, National Association bearing account number 2000025755846.

(n) “Specified Leases” shall mean the separate equipment lease agreements between Borrower and each of GE Commercial Finance Business Property Inc., LaSalle National Leasing Corporation and Citi Capital Commercial Leasing Corporation, as the same now exist or may hereafter be amended, modified, restated or replaced.

(o) “Specified Leased Equipment” shall mean the equipment leased to Borrower pursuant to the Specified Leases.

1.2 Amendments to Definitions.

(a) The definition of “Accounts” in Section 1.1 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following.

“1.1 “Accounts” shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from Borrower’s operation or use of any vessel or other Equipment included in the Senior Secured Note Collateral but excluding amounts due from a third party in respect of the operation or use by a third party of any such vessel or Equipment pursuant to the lease, charter or other disposition of such vessel or Equipment), (c) for a secondary obligation relating to Accounts incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Collateral.”

(b) The definition of “Borrowing Base” in Section 1.9 of the Loan Agreement is hereby amended by deleting “plus (C) the Fixed Asset Availability”.

(c) The definition of “Change of Control” in section 1.15 of the Loan Agreement is hereby amended by (i) deleting “or” at the end of subsection (d) of such Section and (ii) adding the following immediately before the period at the end of such Section: “; or (f) a “Change of Control” as such term is defined in the Senior Secured Indenture.”

(d) The definition of “Eligible Accounts” in Section 1.36 of the Loan Agreement is hereby amended by deleting “sale and delivery of goods” from subsection (a) and replacing it with “sale and delivery of Inventory”.

(e) The definition of “Inventory” in Section 1.67 of the Loan Agreement is hereby amended by inserting the following proviso immediately before the period at the end of such Section: “; provided, that, Inventory shall not include any vessels or other goods consisting of Equipment”.

(f) The definition of “Maximum Credit” in Section 1.85 of the Loan Agreement is hereby amended by deleting “$23,000,000” and replacing it with “$10,000,000”.

(g) The definition of “Receivables” in Section 1.102 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“1.102 ‘Receivables’ shall mean the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of

Borrower relating to the Collateral; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account; (e) all instruments relating to Collateral, including, without limitation, all promissory notes relating to Collateral; (f) all chattel paper with respect to, or otherwise representing or evidencing, Collateral; (g) all documents with respect to, or otherwise representing or evidencing, Collateral; (h) the proceeds of all of the foregoing; and (i) all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.”

(h) The definition of “Revolving Loan Limit” in Section 1.111 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

“1.111 ‘Revolving Loan Limit’ shall mean, at any time, the amount equal to the lesser of (a) $10,000,000 or (b) the Senior Secured Indenture Limit at such time.”

1.3 Interpretation.

(a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

(b) All references to the term “Information Certificate” in the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the Information Certificate of Borrower attached as Exhibit A to this Amendment No. 2.

2. Fees. Section 3.2 (a) of the Loan Agreement is hereby amended by deleting “the Revolving Loan Limit” and replacing it with “$10,000,000”.

3. Grant of Security Interest. Section 5.1 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“5.1 Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, the following personal property and interests in personal property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”):

(a) all Accounts;

(b) all Related Intangibles;

(c) all Receivables; and

(d) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.”

4. Perfection of Security Interests.

4.1 Section 5.2(b) of the Loan Agreement is hereby amended by (a) deleting “chattel paper (whether tangible or electronic) or instruments” and replacing it with “chattel paper (whether tangible or electronic) or instruments constituting Collateral, (b) deleting “receive any chattel paper or instrument” and replacing it with “receive any chattel paper or instrument constituting Collateral” and (c) deleting “all tangible chattel paper and instruments” and replacing it with “all such tangible chattel paper and instruments”.

4.2 Section 5.2(c) of the Loan Agreement is hereby amended by adding “that constitutes Collateral” immediately before the comma in the first sentence of such Section.

4.3 Section 5.2(d) of the Loan Agreement is hereby amended by (a) deleting “shall not apply to deposit accounts” in the last sentence of such Section and replacing it with “shall not apply to the Senior Secured Note Collateral Proceeds Account, the Specified Excluded Account and deposit accounts” and (b) adding the following immediately after the period at the end of such Section: “Borrower shall not maintain any cash or other assets in the Senior Secured Note Collateral Proceeds Account, except for proceeds of Senior Secured Note Collateral to the extent required by the Senior Secured Indenture as in effect on the effective date of Amendment No. 2), and any earning thereon. Borrower shall not maintain any cash or other assets in the Specified Excluded Account, except for (v) proceeds received by Borrower from the issuance of the Senior Secured Notes which are not applied for other purposes on the effective date of Amendment No. 2, (w) proceeds of the sale of Capital Stock of Borrower, (x) proceeds of the incurrence of Indebtedness (other than Obligations) of Borrower, (w) proceeds of the sale or other disposition of assets of Borrower that do not constitute Collateral and (z) and any earnings on any and all of the foregoing.”

4.4 Section 5.2(e) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(e) [Intentionally Deleted.]”

4.5 Section 5.2(f) of the Loan Agreement is hereby amended by adding “that constitutes Collateral” after “similar instrument” each place it appears in the first two sentences of such Section.

4.6 Section 5.2(g) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(g) [Intentionally Deleted.]”

4.7 Section 5.2(h) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(h) [Intentionally Deleted.]”

4.8 Section 5.2(i) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(i) [Intentionally Deleted.]”

5. Collection of Accounts. Section 6.3(a) of the Loan Agreement is hereby amended by (a) deleting “of Inventory or other” from the first sentence of such Section and (b) deleting “as proceeds of Inventory or other Collateral” from the third sentence of such Section and replacing it with “as proceeds of other Collateral”.

6. Payments.

6.1 Section 6.4(b) of the Loan Agreement is hereby amended by deleting subsection (vii) therefrom and replacing it with the following:

“(vii) seventh, [Intentionally Deleted];”

6.2 Section 6.4(d) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(d) [Intentionally Deleted.]”

6.3 Section 6.4(e) of the Loan Agreement is hereby amended by deleting Section and replacing it with the following:

“(e) [Intentionally Deleted];”

7. Collateral Reporting.

7.1 Section 7.1(a)(ii) of the Loan Agreement is hereby amended by (a) deleting “as Agent may request,” and replacing it with “as Agent may request, (A)” and (b) inserting the following immediately before the semicolon at the end of such Section: “, and (b) a report of the Senior Secured Indenture Limit showing the amount thereof during each Business Day of such week, together with the computations and supporting materials used in determining the Senior Secured Indenture Limit.”

7.2 Section 7.1(a)(iii)(B) of the Loan Agreement is hereby amended by deleting such Section and replacing it with “(B) [Intentionally Deleted],”.

7.3 Section 7.1(a)(iv)(C) of the Loan Agreement is hereby amended by deleting “and Equipment”.

8. Motor Vehicle and Cargo Container Covenants. Section 7.3 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“7.3 [Intentionally Deleted].”

9. Equipment and Real Property Covenants. Section 7.4 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“7.4 [Intentionally Deleted].”

10. Power of Attorney. Section 7.5(b)(vi) of the Loan Agreement is hereby amended by deleting such Section and replacing it with “(vi) [Intentionally Deleted], and”

11. New Collateral Locations. Section 9.2 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“9.2 Location of Books and Records. Borrower shall maintain all of its books and records constituting Collateral at 10405 New Berlin Road East, Jacksonville, Florida 32226.”

12. Insurance. Section 9.5 of the Loan Agreement is hereby amended by deleting “to be named as a loss payee” in the fifth sentence of such Section and replacing it with “to be named as a loss payee (as its interests may appear)”.

13. Merger.

13.1 Section 9.7(a) of the Loan Agreement is hereby amended by adding the following immediately before the semicolon at the end of such Section:

“except, that, K-Corp. may merge with and into Borrower on the effective date of Amendment No. 2, provided, that, (i) such merger shall be consummated in accordance with applicable laws, (ii) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) Agent shall have received true, correct and complete copies of all material agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and (iv) Borrower shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith”

13.2 Section 9.7(b)(ii) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(ii) (A) the sale or other disposition of worn-out or obsolete Equipment and (B) the sale or other disposition of assets that do not constitute Collateral in an arms-length transaction to a Person that is not an Affiliate of Borrower so long as such sales or other dispositions pursuant to this clause (B) do not involve assets having an aggregate fair market value in excess of $1,000,000 in any fiscal year, and”

14. Liens. Section 9.8 of the Loan Agreement is hereby amended by (a) deleting the period at the end of subsection (n) of such Section and replacing it with “;” and (b) adding the following new subsections at the end of such Section:

“(o) liens and security interests of the Senior Secured Note Trustee on the Senior Secured Note Collateral to secure the Indebtedness of Borrower permitted under Section 9.9(j) hereof; and

“(p) in addition to the items described in clauses (a) through (o) above, liens on assets that do not constitute Collateral incurred in the ordinary course of business of Borrower which secure obligations outstanding that do not exceed $5,000,000 at any time.”

15. Indebtedness.

15.1 Section 9.9(f) of the Loan Agreement is hereby amended as follows:

(a) subsection (ii) of such Section is hereby deleted and replaced with the following:

“(ii) the entire principal amount of such Indebtedness and all accrued and unpaid interest thereon shall be repaid in full on the effective date of Amendment No. 2 solely from the proceeds of the issuance of the Senior Secured Notes,”

(b) subsection (iv) of such Section is hereby deleted and replaced with the following:

“(iv) Borrower shall not make any payments with respect to such Indebtedness except (A) for payments expressly permitted by the terms of Section 2.2 of the Transportation Receivables Intercreditor Agreement and (B) for payments expressly permitted by Section 9.9(f)(ii) hereof;”

15.2 Section 9.9 of the Loan Agreement is hereby amended by (a) relettering subsection (i) of Section as subsection (l) and (b) adding the following new subsections immediately after subsection (h) of such Section:

“(i) Indebtedness of Borrower to the Estate; provided, that each of the following conditions is satisfied as determined by Agent:

(i) the aggregate principal amount of such Indebtedness shall not exceed $2,462,136 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof,

(ii) Agent shall have received true and correct copies of the Estate Promissory Note and all other material agreements, documents, and instruments (if any) evidencing or otherwise related to such Indebtedness, each as duly authorized, executed and delivered by the parties thereto,

(iii) Borrower shall not make any payments in respect of such Indebtedness, except Borrower make regularly scheduled payments in respect of the principal amount of the Estate Promissory Note and accrued and unpaid interest thereon in accordance with the terms of the Estate Promissory Note (as in effect on the effective date of Amendment No. 2); provided, that, as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the effective date of Amendment No. 2, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

(v) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

(j) the Indebtedness of Borrower evidenced by or arising under the Senior Secured Notes as in effect on the effective date of Amendment No. 2, provided, that, each of the following conditions is satisfied as determined by Agent:

(i) the aggregate principal amount of such Indebtedness shall not exceed $85,000,000 less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof,

(ii) Agent shall have received true, correct and complete copies of all material agreements, documents, and instruments evidencing or otherwise related to such Indebtedness, each as duly authorized, executed and delivered by the parties thereto,

(iii) Borrower shall not make any optional payments, prepayments or redemptions in respect of such Indebtedness, except, that, Borrower may, upon not less than five (5) days prior written notice to Agent, optionally prepay or redeem such Indebtedness on or after January 1, 2008; provided, that, as to any such optional prepayment or redemption, each of the following conditions is satisfied as determined by Agent: (A) as of the date of such prepayment or redemption, the Excess Availability for each of the immediately preceding thirty (30) days shall not have been less than $1,500,000, (B) as of the date of any such optional prepayment or redemption and after giving effect thereto, the Excess Availability shall not be less than $1,500,000 and (C) as of the date of such prepayment or redemption and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in any manner that is not adverse to the interests of Borrower, Agent or Lenders in any material respect, or (B) except as expressly permitted in clause (iii) above, optionally pay or prepay, optionally redeem or retire, optionally defease, or optionally purchase or otherwise acquire such Indebtedness, or optionally set aside or otherwise optionally deposit or invest any sums for such purpose, and

(v) Borrower shall furnish to Agent all demands or notices in connection with such Indebtedness either received by Borrower promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

(k) in addition to the items described in clauses (a) through (j) above, Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time, provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (v) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in any manner that is not adverse to the interests of Borrower, Agent or Lenders in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose unless (in the case of each of the events described in this Clause (B)), both before and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (vi) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be; and”

16. Acquisitions and Investments.

16.1 Section 9.10(b) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“(b) investments in cash or Cash Equivalents; provided, that, (i) the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations do not exceed $500,000;

16.2 Section 9.10 is hereby amended by (a) inserting the phrase “make or maintain any investments in cash or Cash Equivalents” immediately after” or form or acquire any Subsidiaries,” in the introductory clause of such Section, (b) deleting the period at the end of subsection (g) of such Section and replacing it with “;” and (c) adding the following new clauses at the end of such Section:

“(h) on the effective date of Amendment No. 2 the acquisition by Borrower of the Specified Leased Equipment pursuant to the exercise of Borrower’s purchase option under the Specified Leases for an aggregate purchase price not to exceed $11,800,000 provided, that, the purchase price for such Specified Leased Equipment shall be paid solely from the proceeds of the issuance of the Senior Secured Notes; and

(i) the acquisition by Borrower of all of the issued and outstanding Capital Stock of K-Corp. on the effective date of Amendment No. 2; provided, that, (A) the aggregate purchase price paid or payable by Borrower in respect of such acquisition shall not exceed $32,000,000, (B) the purchase price for such Capital Stock shall be paid solely from the proceeds of the issuance of the Senior Secured Notes, (C) as of the date of such acquisition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (D) on the effective date of Amendment No. 2 K-Corp. shall be merged with and into Borrower in accordance with all applicable laws, (E) Agent shall have received true, correct and complete copies of all material agreements, documents and instruments relating to such acquisition and (F) in no event shall any Accounts of K-Corp. be deemed to be Eligible Accounts until Agent shall have conducted due diligence with respect thereto that is satisfactory to Agent and then only to the extent the criteria for Eligible Accounts are satisfied with respect thereto.”

17. Dividends. Section 9.11 of the Loan Agreement is hereby amended by (a) deleting the period at the end of subsection (b) and replacing it with “; and” and (b) adding the following new subsection (c) at the end of such Section:

“(c) Borrower may pay cash dividends, from funds legally available therefor, to its shareholders; provided, that, as to the payment of any such dividend (i) such dividend is not in violation of applicable laws or any agreement, document or instrument to which Borrower is a party or by which Borrower or its property is bound, (ii) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) as of the date of any such payment, the Excess Availability for each of the immediately preceding thirty (30) days shall not have been less than $3,000,000 and (iv) as of the date of any such payment and after giving effect thereto, the Excess Availability shall not be less than $3,000,000.”

18. Fixed Charge Coverage Ratio. Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

“(a) The Fixed Charge Coverage Ratio of Borrower for each period of twelve fiscal months ending on the last day of each fiscal quarter, beginning with the fiscal quarter ending on December 31, 2004, shall not be less than 1.0:1.0.”

19. Excess Availability. Section 9.17(b) of the Loan Agreement is hereby amended by deleting “2,000,000” and replacing it with “$500,000”.

20. Capital Expenditures. Section 9.18 of the Loan Agreement is hereby amended by adding the following immediately before the period at the end thereof:

“provided, that, Borrower may make a one time Capital Expenditure on the effective date of Amendment No.2 in an amount not to exceed $11,800,000 to acquire the Specific Leased Equipment in accordance with Section 9.10(h) hereof.”

21. After Acquired Real Property. Section 9.20 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“9.20 [Intentionally Deleted].”

22. Subordination. Section 9.21 of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

“9.21 [Intentionally Deleted].”

23. Amendments and Waivers. Section 11.3(a)(i)(H) of the Loan Agreement is hereby amended by deleting the colon at the end of such section replacing it with “without the consent of Agent and all Lenders;”.

24. Additional Loans. Section 12.8 of the Loan Agreement is hereby amended by deleting “ten (10%) percent of the Revolving Loan Limit” and replacing it with “$2,000,000”.

25. Commitments. The signature pages to the Loan Agreement are hereby amended by (a) deleting “$20,000,000” from each place it appears below the signature of Congress Financial Corporation (Florida) and replacing it with $10,000,000” and (b) deleting “$3,000,000” from each place it appears below the signature of Siem Acquisition and Reorganization Fund Inc. and replacing it with “$0.”

26. Schedules to Loan Agreement. The Loan Agreement is hereby amended by adding a new Schedule 9.8(o) thereto in the form of Exhibit B to this Amendment No. 2.

27. Notices. Agent hereby gives notice to Borrower that all communications and notices to be given to Agent pursuant to the Loan Agreement and any other Financing Agreement should be directed to:

Congress Financial Corporation (Florida),

as Agent 110 East Broward Blvd.

Fort Lauderdale, Florida 33301

Attention: Portfolio Manager

Telephone No.: 954-467-2262

Telecopy No.: 954-467-5520

28. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Agent for the account of Revolving Lenders, contemporaneously with the effectiveness of this Amendment No. 2, an amendment fee in the amount of $200,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

29. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrower:

29.1 neither the execution, delivery and performance of this Amendment No. 2, any other agreements, documents or instruments in connection herewith (collectively, with this Amendment No. 2, the “Amendment Documents” or the transactions contemplated hereby or thereby, collectively with the Amendment Documents, the “Transaction Documents”), nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of law or any indenture (including the Senior Secured Indenture), agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound, or violates any provision of the Certificate of Incorporation or By-Laws (or similar governing documents) of Borrower;

29.2 each Amendment Document has been duly authorized, executed and delivered by all necessary action on the part of Borrower and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms;

29.3 no consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment No. 2 or any of the other Transaction Documents;

29.4 none of the transactions contemplated by this Amendment or any other Transaction Document are in contravention of any applicable law, or the terms of any indenture (including the Senior Secured Indenture), agreement or undertaking to which Borrower is a party or by which any property of Borrower is bound;

29.5 upon the effective date of this Amendment No. 2, Agent will have a valid and perfected first priority security interest in the Collateral (including the Collateral owned by K-Corp. immediately prior to its merger into Borrower), subject only to the liens permitted under Section 9.8 of the Loan Agreement;

29.6 all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

29.7 on or before the date hereof, Agent has received true and complete copies of all the material Transaction Documents;

29.8 all actions and proceedings required by the Transaction Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable and the Worker Adjustment and Retraining Notification Act) to have been taken and the transactions required thereunder have been duly and validly taken and consummated;

29.9 no court of competent jurisdiction or other Governmental Authority has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Transaction Documents or modifies such transactions and no governmental or other action or proceeding has been commenced, or, to the knowledge of Borrower, threatened seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in or contemplated by the Transaction Documents;

29.10 Borrower is Solvent and will continue to be Solvent after the consummation of the transactions contemplated by the Transaction Documents;

29.11 as of the date of this Amendment No. 2 and after giving effect to the provisions of this Amendment No. 2 and the consummation of the transactions contemplated by the Transaction Documents, no Default or Event of Default exists or has occurred and is continuing; and

29.12 on or before January 7, 2005, Borrower shall deliver or cause to be delivered to Agent, certified copies of the lien searches with respect to K-Corp. set forth on Exhibit C attached hereto (collectively, the “Missing K-Corp. Lien Searches”), which shall reveal no liens, security interests or encumbrances on the assets of K-Corp. consisting of Collateral except those permitted by Section 9.8 of the Loan Agreement.

30. Conditions Precedent. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

30.1 Agent shall have received an executed original counterparts of this Amendment No. 2, duly authorized, executed and delivered Borrower and Lenders;

30.2 the outstanding principal amount of the Term Loan, all accrued and unpaid interest theron and $2,000 in respect of legal fees incurred by counsel to the Term Loan Lender shall have been paid in full;

30.3 Agent shall have received, in form and substance reasonably satisfactory to Agent, true, correct and complete copies of the Senior Secured Indenture and all other material agreements, documents or instruments executed and/or delivered in connection therewith (collectively, with the Senior Secured Indenture, the “Indenture Documents”), in each case duly authorized, executed and delivered by and to the appropriate parties thereto;

30.4 Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that the transactions contemplated by the Indenture Documents have been consummated; (ii) evidence that the net cash proceeds to be received by Borrower from the issuance of the Senior Secured Notes shall not be less than $80,000,000; (iii) evidence that, immediately after giving effect to the transactions contemplated by this Amendment No. 2 and the other Transaction Documents, Excess Availability is not less than $7,000,000; and (iv) evidence that the Indenture Documents have been duly authorized, executed and delivered by and to the appropriate parties thereto;

30.5 Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that, immediately after giving effect to the transactions contemplated by this Amendment No. 2 and the other Transaction Documents, Borrower is Solvent;

30.6 Agent shall have received, in form and substance reasonably satisfactory to Agent, a copy of the Estate Promissory Note, duly authorized, executed and delivered by Borrower;

30.7 Agent shall have received, in form and substance reasonably satisfactory to Agent, an amendment to the Transportation Receivables Intercreditor Agreement, duly authorized, executed and delivered by Transportation Receivables;

30.8 Agent shall have received, in form and substance reasonably satisfactory to Agent, an Access Agreement, duly authorized, executed and delivered by Senior Secured Note Trustee;

30.9 Agent shall have received, in form and substance reasonably satisfactory to Agent, the Secretary’s Certificate of Directors’ Resolutions, Corporate Bylaws and Incumbency for Borrower evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by Borrower of this Amendment No. 2 and the other Amendment Documents;

30.10 Agent shall have received (i) UCC, federal tax, state tax and judgment lien searches with respect to K-Corp. in all jurisdictions as Agent may request (other than the Missing K-Corp. Lien Searches which shall be delivered pursuant to Section 29.12 hereof), (ii) a termination agreement, in form and substance reasonably satisfactory to Agent, duly authorized, executed and delivered by The CIT Group, Equipment Financing, Inc., Borrower, K-Corp. and the Senior Secured Note Trustee, and (iii) all UCC financing statement amendments, termination statements, partial releases and such other instruments and filings as Agent may request to evidence and effectuate the termination of all liens, security interests and other encumbrances on the assets of K-Corp. consisting of Collateral, except for those permitted to remain outstanding under Section 9.8 of the Loan Agreement;

30.11 Agent shall have received, in form and substance reasonably satisfactory to Agent, the Information Certificate, after giving effect to the consummation of the transactions contemplated by this Amendment No. 2 and the other Transaction Documents, duly authorized, executed and delivered by Borrower;

30.12 Agent shall have received, in form and substance reasonably satisfactory to Agent, such reporting with respect to the collateral as Agent shall request, prepared on a pro-forma basis after giving effect to this Amendment No. 2 and the transactions contemplated hereby;

30.13 no court of competent jurisdiction or other Governmental Authority shall have issued any injunction, restraining order or other order then subsisting which prohibits the consummation of the transactions described in the Transaction Documents or modifies such transactions in any respect and no governmental or other action or proceeding shall have been commenced or, to the knowledge of Borrower, threatened seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in or contemplated by this Amendment No. 2 or the other Transaction Documents in any respect;

30.14 Agent shall have a valid and perfected first priority security interest in the assets owned by K-Corp. immediately prior to its merger with Borrower which are included in the Collateral, subject only to the liens permitted under Section 9.8 of the Loan Agreement;

30.15 the closing of the transactions contemplated by the Indenture Documents shall have occurred on or before December 31, 2004; and

30.16 No Event of Default shall exist or have occurred and be continuing.

31. Effect of this Amendment. This Amendment No. 2 and the other Amendment Documents delivered constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

32. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

33. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

34. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

35. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telecopier also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

36. Term Loan Commitments. Upon the effectiveness of this Amendment No. 2 and the receipt by Siem Acquisition and Reorganization Fund Inc. (“Siem”), in immediately available funds, of the entire outstanding principal amount of the Term Loans, all accrued and unpaid interest thereon and reimbursement of legal fees in the amount of $2,000: (i) the Term Loan Commitment shall be terminated; (ii) Siem shall cease to be a Lender and a Term Loan Lender; (iii) all provisions of the Financing Agreements shall cease to be binding on Siem and cease to be effective as to Siem, except those provisions that are specified in the Financing Agreements as surviving that respective agreement’s termination or the repayment of the Term Loan and all other amounts payable in respect of the Term Loan under the Loan Agreement or any of such other Financing Agreements (which provisions shall, in each case, survive without prejudice and remain in full force and effect); and (iv) Borrower releases Siem from any and all existing and future liabilities and obligations (if any) under the Financing Agreements.

37. Additional Condition to All Loans and Letter of Credit Accommodations. Notwithstanding anything to the contrary contained in the Loan Agreement and in addition to the conditions set forth in Section 4.2 of the Loan Agreement, each of the following is an additional condition precedent to any Loans and/or providing any Letter of Credit Accommodations to Borrower:

(a) the receipt by Agent of all of the Missing K-Corp. Lien Searches, which shall reveal no liens, security interests or encumbrances on the assets of K-Corp. consisting of Collateral except those permitted under Section 9.8 of the Loan Agreement.

(b) the receipt by Agent of (i) a copy of an executed Federal estate tax closing letter from the Internal Revenue Service in customary form showing that no estate tax is due from the Estate or (ii) (A) an executed Federal estate tax closing letter from the Internal Revenue Service in customary form stating the amount of any estate tax due from the Estate and written evidence of the payment in full of such tax and (B) an executed New York State Department of Taxation and Finance of a New York estate tax discharge from liability certificate with respect to the Estate in customary form or (ii) a legal opinion or other evidence, in form and substance reasonably satisfactory to Agent, with respect to the Estate tax due from the Estate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

CONGRESS FINANCIAL CORPORATION (FLORIDA), as Agent and a Lender

By:

Title:

AGREED AND ACCEPTED:

TRAILER BRIDGE, INC.

By:

Title:

SIEM ACQUISITION AND REORGANIZATION FUND INC.

By:

Title:

EXHIBIT A

Supplemental Information Certificate

A-1

EXHIBIT B

Schedule 9.8(0)

Senior Secured Note Collateral

The Senior Secured Note Collateral consists of all of the Borrower’s right, title and interest in and to the following property, now owned or hereafter acquired:

1. certain containers (together with and including any replacements or substitutions of the foregoing containers), which will have been acquired by the Borrower as of the Issue Date and all proceeds and products of the foregoing containers, other than the Excluded Accounts Receivable (such containers, together with such proceeds, herein referred to collectively as the “Containers”);

2. certain vehicle transport modules (together with and including any replacements or substitutions of the foregoing vehicle transport modules), which will have been acquired by the Borrower as of the Issue Date and all proceeds and products of the foregoing vehicle transport modules, other than the Excluded Accounts Receivable (such vehicle transport modules, together with such proceeds, herein referred to collectively as the “VTMs”);

3. certain chassis (together with and including any replacements or substitutions of the foregoing chassis), owned by the Borrower as of the Issue Date and all proceeds and products of the foregoing chassis, other than the Excluded Accounts Receivable (such chassis, together with such proceeds, herein referred to collectively as the “Chassis”);

4. each Senior Secured Note Collateral Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Collateral Disposition or other disposition of Senior Secured Note Collateral are invested or upon which the Senior Secured Note Trustee is at any time granted, or required to be granted, a Lien to secure the Note Obligations (as defined in the Senior Secured Note Indenture as in effect on December 1, 2004) as set forth in Section 4.10 of the Indenture (as in effect on December 1, 2004) and all proceeds and products of the Senior Secured Note Collateral described in this Clause 4, other than the Excluded Accounts Receivable;

5. whatever is received (whether voluntary or involuntary, whether cash or non cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter, exchange, transfer, or other disposition of any of the Senior Secured Note Collateral described in Clauses 1 through 4 above and in Clause 18 below;

6. the whole of the Vessels, together with all of the boilers, engines, generators, air compressors, cranes, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, apparel, furniture, fittings and equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements, renewals and replacements hereafter made in or to any of such Vessels, or any part thereof, or in or to said appurtenances,

7. the Real Estate;

8. any and all buildings and improvements now or hereafter erected on, under or over the Real Estate, if any (the “Improvements”);

9. any and all fixtures, machinery, equipment and other articles of real, personal or mixed tangible property, belonging to the Borrower, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the buildings and improvements now or hereafter erected thereon, or used or intended to be used in connection with the Real Estate, or in the operation of the buildings and improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the “Service Equipment”), including without limitation: (a) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (b) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (c) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the buildings and improvements; (d) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (e) all files, books, ledgers, reports and records relating to any of the foregoing;

10. any and all contracts, purchase agreements, leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Real Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the “Leases”); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind in each case payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Real Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the “Rents”); all of the following personal property (collectively referred to as the “Contracts”): all general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature in each case relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Real Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect’s agreements in each case relating to the Real Estate, Improvements or Service Equipment or all or any other portion of the Real Property; all maps, plans, surveys and specifications; all warranties and guaranties relating to the Real Estate, Improvements or Service Equipment or all or any other portion of the Real Property; all permits, licenses and approvals in each case relating to the

Real Estate, Improvements or Service Equipments; and all insurance policies, books of account and other documents, of whatever kind or character, in each case relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Real Property;

11. any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind in each case benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Real Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Real Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Real Property; and all other claims or demands of the Borrower, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Real Property (all of the foregoing described in this Clause 11 herein called the “Appurtenances”);

12. any and all “proceeds” of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term “proceeds” shall have the meaning given to it in the Uniform Commercial Code, as amended, of the State in which the Real Property is located and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory;

13. all products, replacements, additions, substitutions, renewals and accessories of any of the items described above in Clauses 7 through 12 of this Schedule 9.8(o);

14. the Earning of the Vessels from any source;

15. all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of any Vessel or any Vessel’s capture, seizure, arrest, detention or confiscation by or on behalf of any governmental authority;

16. all proceeds and products of the Senior Secured Note Collateral described above in Sections 14 and 15 of this Schedule 9.8(o);

17. all policies and contracts of insurance (including, without limitation, the Borrower’s rights under all entries in any protection and indemnity or war risks associations or clubs) which are from time to time taken out by or for the Borrower in respect of the Vessels, their hulls, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof and all other rights of the Borrower in respect thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums, and all moneys and claims for moneys in connection therewith and all proceeds and products of all of the foregoing (collectively, the “Insurance”), and all liens, financing statements or similar interests of Borrower attributable to its interest in the Insurance arising under or created by any statutory provisions, judicial decisions or otherwise; and

18. all of the contract rights and general intangibles arising under and relating to the Indemnity Agreement and the Escrow Agreement and any supporting obligations (as such term is defined in Section 9-102 of the applicable Uniform Commercial Code) with respect thereto;

provided, that, notwithstanding anything contained hereto to the contrary, Senior Secured Note Collateral should not include the Excluded MARAD Collateral or the Excluded Accounts Receivable.

As used herein the following terms shall have the meanings set forth in the Loan Agreement (as in effect on December 1, 2004) or as set forth below:

“Asset Disposition” shall mean any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) by the Borrower or any of its subsidiaries, including, without limitation, any disposition by means of a merger, consolidation or similar transaction, by the way of a sale and leaseback or pursuant to loss, destruction, damage, condemnation or similar taking, (each referred to for the purposes of this definition as a “disposition”).

“Collateral Disposition” shall mean any Asset Disposition to the extent involving assets or other rights or property that constitute the Senior Secured Note Collateral.

“Earning” shall mean (a) all the Borrower’s right, title and interest to and in whatever is received (whether voluntary or involuntary, whether cash or non cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter, exchange, transfer, or other disposition of any of the Vessels; (b) all claims for damages for any breach by any charterer or other party thereto of any bareboat or time charter, or lease of any Vessel; and (c) all remuneration payable by or on behalf of a governmental authority in respect of the detention of any Vessel, and all insurance proceeds payable to Borrower for any loss of or damage to all or any part of any Vessel.

“Escrow Agreement” shall mean that certain Escrow Agreement, dated as of December 1, 2004, by and among Borrower, The Estate of Malcom P. McLean and Foley & Lardner LLP, as escrow agent and collateral agent.

“Excluded Accounts Receivable” shall mean all Accounts (as defined in the Loan Agreement as in effect on December 1, 2004), whether now owned or at any time hereafter acquired or arising.

“Excluded MARAD Collateral” have the meaning assigned to such term in the Security Agreement (as defined in the Indenture) as in effect on December 1, 2004.

“Indemnity Agreement” shall mean that certain Indemnity Agreement dated as of December 1, 2004, by and between Borrower and The Estate of Malcolm P. McLean.

“Issue Date” shall mean December 1, 2004.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, a ship or vessel mortgage or encumbrance, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under, the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Real Estate” shall mean Borrower’s interest as the owner in fee simple to or an easement interest in certain tracts of land located in the County of Duval, State of Florida.

“Real Property” shall mean the Real Estate and the related collateral described above in Sections 7 through 13 of this Schedule 9.8(o).

“Vessels” shall mean the following: (a) the barge San Juan-Jax Bridge bearing official number 667317; (b) the barge Jax- San Juan Bridge bearing official number 667879; and (c) Floating Ramp 575 bearing official number 544556.

EXHIBIT C

Schedule 9.8(0)

Missing Lien Searches for K-Corp.

1.	Delaware Secretary of State

(a)	State Tax Liens
(b)	Judgment Liens

2.	Florida Secretary of State

(a)	Federal Tax Liens
(b)	State Tax Liens

3.	Puerto Rico Department of State

(a)	UCC Liens
(b)	Federal Tax Liens
(c)	State Tax Liens

4.	New York Secretary of State

(a)	State Tax Liens
(b)	Judgment Liens

5.	New York County in New York

(a)	UCC Liens
(b)	Federal Tax Liens
(c)	State Tax Liens
(d)	Judgment Liens

6.	Duval County in Florida

(a)	UCC Liens
(b)	Federal Tax Liens
(c)	State Tax Liens
(d)	Judgment Liens

C-1